SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2019

NanoVibronix, Inc.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-36445	01-0801232
(Commission File Number)	(IRS Employer Identification No.)

525 Executive Blvd., Elmsford,	NY 10523
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 233-3004

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	Common Stock, par value $0.001 per share	Nasdaq Capital Market

Item 1.01	Entry into a Material Definitive Agreement.

On June 21, 2019, NanoVibronix, Inc., a Delaware corporation (the “Company”), entered into and closed a private placement Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain existing stockholders (the “Investors”), relating to the sale to such Investors of (i) 1,600,000 shares of the Company’s Series E Convertible Preferred Stock, par value $0.001 per share (the “Series E Preferred Stock”), and warrants (the “Warrants”) to purchase 1,600,000 shares of Series E Preferred Stock at an exercise price of $2.50 per share, at a purchase price per unit of $2.00 (the “Financing”), for aggregate gross proceeds of $3,200,000 (excluding the exercise of the Warrants issued in the Financing).

Each share of Series E Preferred Stock is convertible, at any time and from time to time from and after the earlier of (1) the Stockholder Approval Date (as defined below) or (2) the date the Common Stock is no longer listed on the Nasdaq Stock Market or any other national securities exchange, at the option of the Series E Holder thereof, into one share of common stock, par value $0.001 per share (the “Common Stock”), of the Company, provided that the holder of the Series E Preferred Stock would be prohibited from converting Series E Preferred Stock into shares of Common Stock if, as a result of such conversion, the holder, together with its affiliates, would beneficially own more than 9.99% of the total number of shares of Common Stock then issued and outstanding (the “Beneficial Ownership Limitation”). Notwithstanding the forgoing, so long as the Common Stock is listed on the Nasdaq Stock Market or any other national securities exchange, (i) prior to the Stockholder Approval Date, the holders of the Series E Preferred Stock may convert shares of Series E Preferred Stock into shares of Common Stock in an aggregate amount equal to 9.9% of the number of issued and outstanding shares of Common Stock on the business day immediately preceding the date of the Securities Purchase Agreement, and (ii) if the stockholders do not approve the Stockholder Resolutions (as defined below) at the Stockholders Meeting (as defined below), the holders of the Series E Preferred Stock may convert shares of Series E Preferred Stock into shares of Common Stock in an aggregate amount equal to 19.9% of the number of issued and outstanding shares of Common Stock on the business day immediately preceding the date of the Securities Purchase Agreement, if (A) the Company has filed a Listing of Additional Shares application with the Nasdaq Stock Market relating to the issuance of the shares of Common Stock upon conversion of the Series E preferred Stock, and (B), the Nasdaq Stock Market approves the listing and issuance of such shares of Common Stock, in each case, subject to the Beneficial Ownership Limitation that, following the Stockholder Approval Date, may be waived upon not less than 61 days’ prior written notice to the Company.

Upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary (a “Liquidation”), each Series E Holder shall be entitled to receive the amount of cash, securities or other property to which such holder would be entitled to receive with respect to such shares of Series E Preferred Stock if such shares had been converted to Common Stock immediately prior to such Liquidation.

Subject to receiving Stockholder Approval and the Beneficial Ownership Limitation, holders of Series E Preferred Stock will be entitled to vote with the holders of the Common Stock on an as-converted basis.

The Company has agreed to used commercially reasonable efforts to provide each stockholder entitled to vote at a special meeting of stockholders of the Company (the “Stockholder Meeting”) a proxy statement soliciting each such stockholder’s affirmative vote at the Stockholder Meeting for approval of resolutions (“Stockholder Resolutions”) providing for the Company’s issuance of all of the shares of Common Stock issuable upon conversion of the Series E Preferred Stock in accordance with applicable law and the rules and regulations of the Nasdaq Stock Market (such affirmative approval being referred to herein as the “Stockholder Approval”, and the date such Stockholder Approval is obtained, the “Stockholder Approval Date”), and the Company has also agreed to use its commercially reasonable efforts to solicit its stockholders’ approval of such Stockholder Resolutions and cause the Board of Directors of the Company to recommend to the stockholders that they approve the Stockholder Resolutions. The Company agreed to use its commercially reasonable efforts to cause the Stockholder Meeting to be promptly called and held not later than ninetieth (90th) day following the closing date of Financing.

The Company has also agreed to prepare and file with the Securities and Exchange Commission (the “SEC”) within 60 days of the Stockholder Approval Date a registration statement covering the resale of the shares of Common Stock issuable upon conversion of the Series E Preferred Stock (the “Underlying Shares”), and the shares of Common Stock issuable upon conversion of the Series E Preferred Stock issuable upon exercise of the Warrants (together with the Underlying Shares, the “Registrable Securities”), and cause such registration statement to become effective under the Securities Act of 1933, as amended (the “Securities Act”), within 120 days of the Stockholder Approval Date if there is no review of the registration statement by the SEC or within 150 days of the Stockholder Approval Date if there is a review of the registration statement by the SEC. If the registration statement (i) is not filed within 60 days after the Stockholder Approval Date, (ii) is not declared effective within 120 days (or 150 days, as applicable) of the Stockholder Approval Date, or (iii) ceases for any reason to be effective at any time prior to the expiration of its Effectiveness Period (as defined in the Securities Purchase Agreement) for more than 20 consecutive trading days in any 12 month period, then the Company shall pay to each Investor an amount in cash, as liquidated damages and not as a penalty, equal to 1.0% of the purchase price paid by such Investor for the Series E Preferred Stock and Warrants purchased under the Securities Purchase Agreement per month until the registration statement is filed or declared effective (as applicable); provided that the total amount of payments shall not exceed, when aggregated with all such payments paid to all Investors, 5% of the aggregate purchase price of the Series E Preferred Stock Warrants purchased pursuant to the Securities Purchase Agreement.

The foregoing description of the terms of the Series E Preferred Stock, the Warrants, the Securities Purchase Agreement, and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Securities Purchase Agreement, the Certificate of Designation of the Series E Preferred Stock (the “Certificate of Designation”), and the form of Warrant, which are attached hereto as Exhibit 10.1, 4.1 and 4.2, respectively, and are incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the description of the private placement of the Series E Preferred Stock and the Warrants pursuant to the Securities Purchase Agreement is incorporated by reference into this Item 3.02.

The Investors are accredited investors and the Series E Preferred Stock and the Warrants being sold pursuant to the Securities Purchase Agreement will be issued in a private placement without registration in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D under the Securities Act relating to sales by an issuer not involving any public offering.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in Items 1.01 and 5.03 of this Current Report on Form 8-K with respect to the description of the private placement of the Series E Preferred Stock and the Notes pursuant to the Securities Purchase Agreement, the Certificate of Designation and the Rights Amendment is incorporated by reference into this Item 3.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2019 Annual Meeting of Stockholders of the Company held on June 20, 2019 (the “2019 Annual Meeting”), the Company’s stockholders approved an amendment the NanoVibronix 2014 Long-Term Incentive Plan (the “2014 Plan”), to increase the aggregate number of shares of common stock reserved for issuance under the 2014 Plan by an additional 400,000 shares to a total of 1,864,286 shares.

For a description of the terms and conditions of the 2014 Plan under “Proposal 2. Approval of Amendment to the NanoVibronix, Inc. 2014 Long-Term Incentive Plan in the Definitive Proxy Statement, dated and filed April 30, 2019, for the Annual Meeting, which description is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

In connection with the Financing, the Company filed the Certificate of Designation with the Secretary of State of the State of Delaware. The Certificate of Designation became effective on the date of the closing of the Financing. The summary of the rights, powers, and preferences of the Series E Preferred Stock set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03. The foregoing description of the Certificate of Designation does not purport to be complete and is qualified in its entirety by reference to Exhibit 4.1 hereto, which is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held its 2019 Annual Meeting on June 20, 2019. There were 4,395,654 shares of common stock entitled to be voted, of which 2,212,602 were voted in person or by proxy. The following matters were submitted to a vote of the Company’s stockholders at the 2019 Annual Meeting.

Proposal 1. A proposal to elect six directors to serve on the Company’s board of directors for a term of one year or until their respective successors are elected and qualified, for which the following are nominees. The nominees, Brian Murphy, Christopher Fashek, Martin Goldstein, Harold Jacob, M.D., Michael Ferguson and Thomas R. Mika were elected to serve as directors. The results of the voting were as follows:

Nominees	Votes For	Withheld	Broker Non-Votes
Brian Murphy	1,325,333	2,010	0
Christopher Fashek	1,311,323	16,020	0
Martin Goldstein, M.D.	1,326,476	867	0
Harold Jacob, M.D.	1,325,333	2,010	0
Michael Ferguson	1,311,963	15,380	0
Thomas R. Mika	1,312,466	14,877	0

Proposal 2. A proposal to amend the NanoVibronix 2014 Long-Term Incentive Plan, to increase the aggregate number of shares of common stock reserved for issuance under the 2014 Plan by an additional 400,000 shares to a total of 1,864,286 shares. The proposal was approved and the results of the voting were as follows:

For	Against	Abstentions	Broker Non-Votes
1,309,617	17,726	0	885,259

Proposal 3. A proposal to ratify the selection of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019. The proposal was ratified and the results of the voting were as follows:

For	Against	Abstentions	Broker Non-Votes
2,221,449	10	1,143	0

Item 8.01.	Other Events

On June 24, 2019, the Company issued a press release announcing the closing of the Financing described in Item 1.01 of this Current Report on Form 8-K. The Company’s press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

4.1	Form of Certificate of Designation of Series E Convertible Preferred Stock.

4.2	Form of Warrant.

10.1	Securities Purchase Agreement, dated as of February 18, 2014, by and among the Company and each investor identified on the signature pages thereto.

99.1	Press Release dated June 24, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NANOVIBRONIX, INC.

Date: June 26, 2019	By:	/s/ Brian Murphy
		Name:	Brian Murphy
		Title:	Chief Executive Officer